Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K and, if not defined in the Form 8-K, the Registration Statement on Form S-4 (File No. 333-260969) (the “Registration Statement”). Unless the context otherwise requires, the “Company” refers to MSP Recovery, Inc. after the Closing, and Lionheart Acquisition Corporation II prior to the Closing.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of LCAP and MSP Recovery adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

LCAP is a blank check company incorporated on December 20, 2019 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

MSP Recovery is a leading healthcare recoveries and data analytics company. The business model includes two principal lines of business:

(a)

Claims Recovery. MSP Recovery acquires payment claims from its Assignors, and leverages its data analytics capability to identify payments that were improperly paid by secondary payers, and seek to recover the full amounts owed to its Assignors against those parties who under applicable law or contract were primarily responsible. In addition, MSP Recovery derives revenues from contracts with customers for claims recovery services arrangements (“claims recovery services”). Claims recovery services include services to related parties or third parties to assist those entities with pursuit of claims recovery rights; and

(b)

Chase to Pay Services. “Chase to pay” service (“Chase to Pay”), through which MSP Recovery uses its data analytics to assist its healthcare provider clients to identify in the first instance the proper primary insurer at the point of care and thereby avoid making a wrongful payment. MSP Recovery has yet to generate revenue from Chase to Pay, nor have they executed any agreements with customers for Chase to Pay services. MSP Recovery is currently in the process of determining the pricing and form of these arrangements. As part of our Chase to Pay model, we launched LifeWallet in January 2022, a platform powered by our sophisticated data analysis, designed to locate and organize users’ medical records, facilitating efficient access to enable informed decision-making and improved patient care.

On May 18, 2022, LCAP held a special meeting of its shareholders (the “Meeting”). At the Meeting, holders of an aggregate of 9,421,362 shares of Class A Common Stock of LCAP, par value $0.0001 per share (the “Class A Common Stock”), and 5,750,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), which represents 82.2% of the Common Stock outstanding and entitled to vote as of the record date of April 18, 2022, were represented in person or by proxy, which constitutes a quorum. The proposal to approve the MIPA was approved with 13,845,364 for votes. On May 20, 2022, LCAP consummated the Business Combination pursuant to the terms of the MIPA. In addition, in connection with the consummation of the Business Combination, the Company changed its name to “MSP Recovery, Inc.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the historical balance sheet of LCAP and MSP Recovery on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and year ended December 31, 2021 combines the historical statements of operations of LCAP and MSP Recovery for such periods on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2021, the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination and related transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined financial information presents the pro forma effects of the following transactions:

•	the reverse recapitalization between LCAP and MSP Recovery, whereby the Post-Combination Company will be organized in an Up-C structure;

•	the redemption of 10,946,369 shares of Class A Common Stock for $109.5 million in connection with the Company stockholder vote to approve the Extension Amendment;

•	the redemption of 10,870,963 shares of Class A Common Stock for $109.8 million in connection with the Company stockholder vote to approve the Business Combination;

•

MSP Recovery’s planned purchase of assets from VRM MSP discussed in Note 3 and the payment, in connection with the Virage Exclusivity Termination, of $200 million in Up-C Units, valued at $10 per Up-C Unit, from the aggregate consideration being paid to the Members (or their designees) pursuant to the MIPA at Closing;

•	MSP Recovery’s planned Series MRCS asset acquisitions discussed in Note 3;

•	the issuance of New Warrants; and

•	the exercise of the existing LCAP Public and Private Warrants.

This information should be read together with LCAP’s audited and unaudited consolidated and MSP Recovery’s audited and unaudited combined and consolidated financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LCAP,” and “MSP Recovery’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included or incorporated by reference in this Form 8-K.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. MSP Recovery’s founder, John H. Ruiz, and certain other related parties will continue to control the Post-Combination Company. As the Business Combination represents a common control transaction from an accounting perspective, the Business Combination was treated similar to a reverse recapitalization. As there is no change in control, MSP Recovery has been determined to be the accounting acquirer.

Under this method of accounting, LCAP was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of MSP Recovery issuing stock for the net assets of LCAP, accompanied by a recapitalization. The net assets of LCAP was stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Business Combination

On July 11, 2021, LCAP entered into the MIPA by and among LCAP, Opco, the “MSP Purchased Companies”, the Members, and the “Members’ Representative”. Subject to the terms and conditions set forth in the MIPA, including the approval of LCAP’s stockholders, the Members sold and assigned all of their membership interests in the MSP Purchased Companies to Opco in exchange for non-economic voting shares of Class V common stock, par value $0.0001, of LCAP (“Class V Common Stock”) and non-voting economic Class B Units of Opco (“Class B Units,” and each pair consisting of one share of Class V Common Stock and one Class B Unit, an “Up-C Unit”), with Up-C Units being exchangeable on a one-for-one basis for shares of Class A common stock, par value $0.000l, of LCAP (“Class A Common Stock”) on the terms and subject to the conditions set forth in the first amended and restated limited liability company agreement of Opco. Upon the Closing, LCAP owned all of the voting Class A Units of Opco and the Members or their designees owned all of the non-voting economic Class B Units of Opco. The Post-Combination Company has an Up-C structure.

Subject to the terms and conditions set forth in the MIPA, the aggregate consideration paid to the Members (or their designees) consisted of (i) a number of Up-C Units (or shares of Class A Common Stock) equal to (a) $32.5 billion divided by (b) $10.00 and (ii) rights to receive payments under the tax receivable agreement (the “Tax Receivable Agreement”). Of the Up-C Units to be issued to certain Members at Closing, 6,000,000 was deposited into an escrow account with Continental Stock Transfer and Trust, to satisfy potential indemnification claims brought pursuant to the terms of the MIPA during the Survival Period (12 months following the Closing). Of the Up-C Units, a portion was used for the purchase of assets from VRM MSP and MRCS as described below the capitalization at close table below and Note 3 to these unaudited pro forma condensed combined financial information. Additionally, in connection with the Business Combination, LCAP declared a dividend comprising approximately 1,029,000,000 newly issued warrants, each to purchase one share of Class A Common Stock at an exercise price of $11.50 per share (the “New Warrants”), conditioned upon the consummation of any redemptions by LCAP’s stockholders and the Closing, to the holders of record of Class A Common Stock as of the Closing Date, after giving effect to the waiver of the right to participate in such dividend by the Members. On or around May 25, 2022, the Company issued an aggregate of 1,028,046,326 New Warrants to stockholders of record of Class A Common Stock as of the close of business on the Closing Date. Pursuant to the terms of the Existing Warrant Agreement, and after giving effect to the issuance of the New Warrants, the exercise price of the Public Warrants has decreased to $0.0001 per share of Class A Common Stock.

In connection with the Closing, LCAP, Opco, and certain of the Members entered into a Tax Receivable Agreement pursuant to which, among other things, Opco will pay to certain Members 85% of the benefits, if any, that Opco realizes from an increase in tax basis and certain other tax benefits, including Contribution Basis and Transferred Basis as those terms are defined in the Tax Receivable Agreement. A corporation that owns a partnership is required to record the deferred tax related to its outside basis difference, which reflects the book basis compared to tax basis in the investment in the partnership.

The following summarizes the number of shares of common stock of the MSP Recovery at Closing:

	Shares	%

Class A - LCAP Public Stockholders(1)(5)(6)	1,832,668	0.1%
Class A - LCAP Initial Stockholders(1)	5,750,000	0.2%
Class A - LCAP Private and Public Warrantholders(1)(4)	11,825,000	0.4%

Total LCAP	19,407,668	0.6%

Class V - MSP Recovery Members(2)(7)	2,616,718,953	80.3%
Class V - Virage Recovery Fund (3)(7)	140,000,000	4.3%
Class V - Other(2)(3)	68,750,847	2.1%
Class V - MRCS (3)	413,500,000	12.8%

Total MSP	3,238,969,800	99.4%

Total Shares at Closing(5)	3,258,377,468	100.0%

(1)	Class A Common Stock are economic shares and entitled to one vote per share.
(2)

Total enterprise value including the MRCS and VRM MSP assets purchases is $32.5 billion or 3.25 billion Up-C Units. The 3.25 billion Up-C Units include 3.25 billion non-economic, Class V Common Stock and 3.25 billion non-voting economic Class B Units of the Opco. Of that amount, $26.5 billion or 2.6 billion Up-C Units which includes 2.6 billion Class V Common Stock will be issued to MSP Recovery Members (this includes 6.0 million Class V Common Stock issued as part of the Escrow Units included in total consideration and 68.8 million Class V in the “Class V – Other” line); $1.2 billion or 120.0 million Up-C Units which includes 120.0 million Class V Common Stock will be issued to VRM for the assets acquired from VRM MSP discussed in footnote 4 to this table. Of the total $1.9 billion consideration to VRM, the $1.2 billion is prepaid at close in Up-C Units and the remaining $0.7 billion will be settled on or prior to the one-year anniversary of the Closing by any of the following means (or any combination thereof): (a) payment of the Recovery Proceeds (as defined in the VRM Full Return Guaranty) to VRM arising from Claims held by VRM MSP, (b) sale of the Reserved Shares, and delivery of the resulting net cash proceeds thereof to VRM, or (c) sale of additional shares of Company Class A Common Stock and delivery of the net cash proceeds thereof to VRM. The unaudited pro formas assume that this portion of the consideration owed to VRM is paid through the exchange of Up-C units for shares Class A Common Stock and sold to a party defined as “Class V – Other” as there is not enough cash in the unaudited pro forma balance sheet to settle this portion of the consideration. $4.2 billion or 416.3 million Up-C Units which includes 416.3 million Class V Common Stock will be issued to Series MRCS for the assets acquired from VRM MSP and asset acquisitions discussed in footnote 4 to this table.

(3)

Assumes 120,000,000 Up-C Units are issued to VRM as Upfront Consideration and includes an additional 20,000,000 Up-C Units to be paid in connection with the Virage Exclusivity Termination from the aggregate consideration being paid to the Members (or their designees) pursuant to the MIPA at Closing. The 120,000,000 Up-C Units to be issued as Upfront Consideration represent part of the consideration for the $4.0 billion of assets acquired from VRM MSP and $2.0 billion of assets from the MRCS asset acquisitions, and will be paid to VRM. Refer to Note 3 of the unaudited condensed combined pro forma section of this proxy statement/prospectus. The consideration paid to VRM MSP can be in the form of Up-C Units, LCAP Class A Common Stock, cash, or a combination thereof. The unaudited pro formas assume that the equity portion of the consideration will be paid in the form of Up-C Units at the Closing and as such, these investors would receive Class V Common Stock and Class B Units. The total $6.0 billion is deducted from the $32.5 billion above in footnote 3 to this table.

(4)

Shares include the 11,825,000 Class A Common Stock underlying LCAP’s Public and Private Warrants as they are expected to be in the money as of Closing when the exercise price could be reduced from $11.50 per warrant to $0.0001 after giving effect to the issuance of the New Warrants. As such, it is assumed that the exercise price falls to less than $11.50 and 100% of the warrants are redeemed for LCAP Class A Common Stock.

(5)

Shares exclude 1,029,000,000 Class A Common Stock underlying approximately 1,029,000,000 New Warrants to be issued, conditioned upon the consummation of any redemptions by the holders of Class A Common Stock and the Closing, to the holders of record of the Class A Common Stock on the Closing Date, after giving effect to the waiver of the right, title and interest in, to or under, participation in any such dividend by the Members, on behalf of themselves and any of their designees. The number of New Warrants to be distributed in respect of each share of unredeemed Class A Common Stock is contingent upon, and will vary with, the aggregate number of shares of Class A Common Stock that are redeemed in connection with the Business Combination. Pursuant to the terms of the LLC Agreement, at least twice a month, to the extent any New Warrants have been exercised in accordance with their terms, the Company following the Business Combination is required to purchase from the MSP Principals, proportionately, the number of Up-C Units or shares of Class A Common Stock owned by such MSP Principal equal to the aggregate amount of the exercise price received in connection with exercise of the New Warrants during an applicable period (the “Aggregate Exercise Price”) divided by the Warrant Exercise Price (as defined in the LLC Agreement) in exchange for the Aggregate Exercise Price. The figures shown in the table was affected by the level of redemptions by Public Stockholders and the exercise of outstanding warrants or New Warrants. See ”Summary—Ownership of the Post-Combination Company.”

(6)

Shares reflect the redemption of 21,817,332 total shares of Class A Common Stock for $219.3 million. This includes 10,946,369 shares of Class A Common Stock for $109.5 million in connection with the Company stockholder vote to approve the Extension Amendment and 10,870,963 shares of Class A Common Stock for $109.8 million in connection with the Company stockholder vote to approve the Business Combination.

(7)

MSP Recovery Member Shares reflect the payment, in connection with the Virage Exclusivity Termination, of $200 million in Up-C Units, valued at $10 per Up-C Unit, from the aggregate consideration being paid to the Members (or their designees) pursuant to the MIPA at Closing.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes thereto. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated.

	As of March 31, 2022				As of March 31, 2022
	LCAP (Historical) (US GAAP)	MSP Recovery (As Adjusted) (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	39	—	(39)	(a)	—
Cash and cash equivalents	—	1,790	39	(a)	22,387
			11,962	(b)
			(11,904)	(e)
			20,500	(j)
Restricted cash	—	—	11,078	(l)	11,078
Affiliate receivable	—	4,153			4,153
Prepaid expenses and other current assets	—	16,366	(16,037)	(e)	329

Total Current Assets	39	22,309	15,599		37,947

Property, plant and equipment, net	—	942			942
Intangible assets, net	—	83,501			83,501
Investments	—	4,036,508			4,036,508
Other assets - Excluded Series and MSP Recovery Claim Series 01	—	1,985,667			1,985,667
Marketable securities held in Trust Account	121,354	—	(109,392)	(b)	—
			(11,962)	(b)

TOTAL ASSETS	121,393	6,128,927	(105,755)		6,144,565

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	—	5,139	56,421	(e)	61,560
Accrued expenses	5,716	—	(5,716)	(e)	—
Affiliate payable	—	48,265	(1,240)		47,025
Note Payable	750		—	(e)	750
Commission payable	—	465			465
Derivative Liability	—	—	—	(m)	—
Other current liabilities	—	6,542	(6,124)	(e)	418

Total Current Liabilities	6,466	60,411	43,341		110,218

Claims financing obligation & notes payable	—	109,125	20,500	(j)	129,625
Interest payable	—	102,617			102,617
Deferred tax liability	—	—	7,218	(g)	7,218
Warrant liability	5,679	—	(5,679)	(h)	—
Deferred underwriting fee payable	8,050	—	(8,050)	(e)	—

TOTAL LIABILITIES	20,195	272,153	57,330		349,678

Class A common stock subject to possible redemption	121,333	—	(109,392)	(b)	11,078
			(11,941)	(c)
			11,078	(l)
Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value	—	—			—
Class A common stock, $0.0001 par value	—	—	2	(c)	4
			1	(d)
			1	(h)
Class B common stock, $0.0001 par value	1	—	(1)	(d)	—
Class V common stock, $0.0001 par value	—	—	324	(i)	324
Members’ deficit/capital	—	5,852,426	(5,852,426)	(i)	—
Additional paid-in capital	—	—	11,939	(c)	226,147
			(36,597)	(e)
			(40,086)	(f)
			(7,218)	(g)
			6,021,851	(i)
			(5,729,420)	(k)
			5,678	(h)
Accumulated deficit	(20,136)	—	(19,950)	(e)	(182,138)
			(6,685)	(e)
			40,086	(f)
			(169,749)	(i)
			—	(m)

Stockholders’ Equity Attributable to Stockholders	(20,135)	5,852,426	(5,776,842)		44,371

Noncontrolling interest	—	4,348	5,735,090	(k)	5,739,438

TOTAL EQUITY	(20,135)	5,856,774	(41,752)		5,783,809

TOTAL LIABILITIES AND EQUITY	121,393	6,128,927	(105,755)		6,144,565

	Three Months Ended March 31, 2022					Three Months Ended March 31, 2022
	LCAP (Historical) (US GAAP)	MSP Recovery (Historical) (US GAAP)	Transaction Accounting Adjustments			Pro Forma Combined
Claims recovery income	—	109				109
Claims recovery service income	—	8,076				8,076

Total Claims Recovery	—	8,185	—			8,185

Operating expenses
Cost of claims recoveries	—	2,724				2,724
General and administrative	—	6,918	(2,476)	(cc	)	4,442
Professional fees	—	1,938				1,938
Depreciation and amortization	—	79				79
Operating and formation costs	1,825	—	(45)	(bb	)	1,780

Total operating expenses	1,825	11,659	(2,521)			10,963

Operating (loss)/income	(1,825)	(3,474)	2,521			(2,778)

Interest expense	—	(10,415)	(273)	(ff	)	(10,688)
Other (expense) income, net	—	(2)				(2)
Interest earned on marketable securities held in Trust Account	8	—	(8)	(aa	)	—
Transaction costs associated with Initial Public Offering	—	—
Change in fair value of warrant liabilities	710	—				710

Income (loss) before provision for income taxes	(1,107)	(13,891)	2,240			(12,758)

(Provision for) Benefit from income taxes	—	—	(527)	(dd	)	(527)

Net income (loss)	(1,107)	(13,891)	1,713			(13,285)

Net income (loss) attributable to non-controlling members	—	—	(10,913)	(ee	)	(10,913)

Net income (loss) attributable to Stockholders	(1,107)	(13,891)	12,626			(2,372)

Basic and diluted weighted average shares outstanding, Class A Common Stock	15,987,542
Basic and diluted net income per share, Class A Common Stock	$(0.05)
Basic and diluted weighted average shares outstanding, Class B Common Stock	5,750,000
Basic and diluted net income per share, Class B Common Stock	$(0.05)
Basic and diluted pro forma weighted average shares outstanding, Class A Common stock						19,407,668
Basic and diluted pro forma income per share, Class A Common stock						$(0.12)

	Year Ended December 31, 2021					Year Ended December 31, 2021
	LCAP (Historical) (US GAAP)	MSP Recovery (Historical) (US GAAP)	Transaction Accounting Adjustments			Pro Forma Combined
Claims recovery income	—	126				126
Claims recovery service income	—	14,500				14,500

Total Claims Recovery	—	14,626	—			14,626

Operating expenses
Cost of claims recoveries	—	190				190
General and administrative	—	12,761	485	(cc	)	13,246
Professional fees	—	8,502				8,502
Depreciation and amortization	—	343				343
Operating and formation costs	3,785	—	(180)	(bb	)	3,605

Total operating expenses	3,785	21,796	305			25,886

Operating (loss)/income	(3,785)	(7,170)	(305)			(11,260)

Interest expense	—	(27,046)	(820)	(ff	)	(27,866)
Other (expense) income, net	—	1,139				1,139
Interest earned on marketable securities held in Trust Account	15	—	(15)	(aa	)	—
Transaction costs associated with Initial Public Offering	—	—
Change in fair value of warrant liabilities	6,977	—				6,977

Income (loss) before provision for income taxes	3,207	(33,077)	(1,140)			(31,010)

(Provision for) Benefit from income taxes	—	—	67	(dd	)	67

Net income (loss)	3,207	(33,077)	(1,073)			(30,943)

Net income (loss) attributable to non-controlling members	—	16	(27,242)	(ee	)	(27,226)

Net income (loss) attributable to Stockholders	3,207	(33,093)	26,169			(3,717)

Basic and diluted weighted average shares outstanding, Class A Common Stock	23,650,000
Basic and diluted net income per share, Class A Common Stock	$0.11
Basic and diluted weighted average shares outstanding, Class B Common Stock	5,750,000
Basic and diluted net income per share, Class B Common Stock	$0.11
Basic and diluted pro forma weighted average shares outstanding, Class A Common stock						19,407,668
Basic and diluted pro forma income per share, Class A Common stock						$(0.19)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”).

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, LCAP was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of MSP Recovery issuing stock for the net assets of LCAP, accompanied by a recapitalization. The net assets of LCAP are stated at historical cost, with no goodwill or other intangible assets recorded.

The New Warrants were equity classified upon issuance at the Closing. The fair value of the New Warrants exceeded the cash proceeds raised by LCAP in the IPO. However, the difference in the fair value of the New Warrants and cash proceeds raised is absorbed by the repurchase right held by the Post-Combination Company which states that the Members will re-sell Up-C Units or Class A Shares to the Post-Combination Company when the warrants are exercised. As the repurchase right has a mirrored value designed to offset the New Warrants, the debit and credit to APIC will offset so no pro forma adjustment is reflected since the amounts would net to zero.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 assumes that the Business Combination and related transactions occurred on March 31, 2022. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 presents pro forma effect to the Business Combination and related transactions as if they have been completed on January 1, 2021.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•	LCAP’s unaudited condensed balance sheet as of March 31, 2022 and the related notes included elsewhere in this proxy statement/prospectus; and

•	MSP Recovery’s unaudited combined and consolidated balance sheet as of March 31, 2022 and the related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•	LCAP’s unaudited condensed statement of operations for the three months ended March 31, 2022 and the related notes included elsewhere in this proxy statement/prospectus; and

•	MSP Recovery’s unaudited combined and consolidated statement of operations for the three months ended March 31, 2022 and the related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	LCAP’s audited statement of operations for year ended December 31, 2021 and the related notes included elsewhere in this proxy statement/prospectus; and

•	MSP Recovery’s audited combined and consolidated statement of operations for the year ended December 31, 2021 and the related notes included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated tax savings or cost savings that may be associated with the Business Combination and related transactions. The unaudited pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that MSP believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma adjustments and it is possible the difference may be material. MSP believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

2. Accounting Policies

As part of the Business Combination and related transactions, management is performing a comprehensive review of the entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, MSP has identified the presentation differences that would have an impact on unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

3. VRM MSP & Series MRCS Asset Acquisitions

VRM MSP Asset Acquisition

In connection with the entry into the MIPA, and in contemplation of MSP’s desire to receive the distributable net proceeds of a portfolio of claims owned by VRM MSP and its subsidiaries (the “Proceeds”), VRM, Series MRCS, Messrs. Ruiz and Quesada and certain other parties agreed that, upon the payment to VRM of (i) $1.2 billion of Class A Common Stock or Up-C Units (in each case valued at $10.00 per share or unit, as applicable) in connection with the Closing (the “Upfront Consideration”) and (ii) the VRM Full Return on or prior to the one-year anniversary of Closing, and the satisfaction of other customary conditions, then VRM and Series MRCS would assign and transfer to MSP their respective rights to receive all Proceeds (such assignment and transfer the “Assignment”, and the time of the Assignment, the “Trigger”).

The value of the VRM Full Return was $687.5 million as of March 31, 2022. Based on the above, the asset acquired from VRM MSP is valued at: 1) $1.9 billion to VRM ($1.2 billion In-Kind Consideration in Up-C Units and $687.5 million VRM Full Return) and 2) $2.2 billion to Series MRCS in Up-C Units. The $687.5 million for the VRM Full Return will be paid by (i) payment of the Recovery Proceeds (as defined in the VRM Full Return Guaranty) to VRM arising from claims held by VRM MSP; (ii) on or prior to the one-year anniversary of the Closing, (A) the sale of the Reserved Shares, and delivery of the resulting net cash proceeds thereof to VRM, or (B) sale of additional shares of Company Class A Common Stock and delivery of the net cash proceeds thereof to VRM; or (iii) any combination of the foregoing. Opco will acquire rights to the Proceeds from members of VRM MSP that held those interests, which is initially recognized as a financial asset at cost, for which Opco has not elected the fair value option. In subsequent periods, the Post-Combination Company will reduce its investment for realized (or receivable) distributions of net proceeds from this financial instrument in proportion to the amounts received or receivable to management’s estimate of expected net proceeds from the underlying investments, and subject to potential impairment if indicators are present; the excess of proceeds received (or receivable) over the portion of the financial asset deemed to be recovered will be recognized as income in the same period.

Series MRCS Asset Acquisitions

Series MRCS is party to that certain Investment Agreement, dated as of October 23, 2020, by and among Series MRCS, Hazel Holdings I LLC, a Delaware limited liability company, and MSP Recovery Holding Series 01, LLC, a Delaware limited liability company (the “Investment Agreement”). Series MRCS also owns all of the equity interests in each of the series set forth on Exhibit A to that certain Asset and Interest Transfer Agreement (such series, the “Excluded Series”, and such equity interests, the “Equity Interests”). Pursuant to that certain Asset and Interest Transfer Agreement entered into, Series MRCS will transfer to MSP Recovery, and MSP Recovery will accept from Series MRCS, all right, title and interest of Series MRCS in, to and under the Investment Agreement, and the Equity Interests. The $2.0 billion in assets acquired pursuant thereto are reflected at fair value in the balance sheet below. The fair value was determined using a multi-period excess earnings valuation methodology.

For the purposes of the unaudited pro forma condensed combined balance sheet and statements of operations, the MSP historical unaudited condensed balance sheet as of March 31, 2022 was adjusted to include the acquisition of assets from VRM MSP and Series MRCS. The ending amounts from this exercise are included in the “MSP Recovery As Adjusted” columns in the unaudited pro forma combined balance sheet.

“MSP Recovery As Adjusted” for unaudited pro forma condensed combined balance sheet as of March 31, 2022 was determined as follows:

	As of March 31, 2022			As of March 31, 2022
	MSP Recovery (Historical) (US GAAP)	MRCS Asset Acquisitions	VRM Asset	MSP Recovery (As Adjusted)
ASSETS
Current assets
Cash and cash equivalents	1,790		687,508	1,790
			(687,508)
Affiliate receivable	4,153			4,153
Prepaid expenses and other current assets	16,366			16,366

Total Current Assets	22,309	—	—	22,309

Property, plant and equipment, net	942			942
Intangible assets, net	83,501			83,501
Investments	—		4,036,508	4,036,508
Other assets - Excluded Series and MSP Recovery Claim Series 01		1,985,667		1,985,667

TOTAL ASSETS	106,752	1,985,667	4,036,508	6,128,927

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	5,139			5,139
Affiliate payable	48,265			48,265
Commission payable	465			465
Other current liabilities	6,542			6,542

Total Current Liabilities	60,411	—	—	60,411

Claims financing obligation & notes payable	109,125			109,125
Interest payable	102,617			102,617

TOTAL LIABILITIES	272,153	—	—	272,153

Equity (Deficit)
Members’ deficit/capital	(169,749)	1,985,667	687,508	5,852,426
			3,349,000

Equity Attributable to MSP Recovery	(169,749)	1,985,667	4,036,508	5,852,426

Noncontrolling interest	4,348			4,348

TOTAL EQUITY	(165,401)	1,985,667	4,036,508	5,856,774

TOTAL LIABILITIES AND EQUITY	106,752	1,985,667	4,036,508	6,128,927

Of the total consideration to VRM, $1.2 billion is prepaid at close in Up-C Units and the remaining $0.7 billion will be settled on or prior to the one-year anniversary of the Closing by any of the following means (or any combination thereof): (a) payment of the Recovery Proceeds (as defined in the VRM Full Return Guaranty) to VRM arising from Claims held by VRM MSP; (b) sale of the Reserved Shares, and delivery of the resulting net cash proceeds thereof to VRM; or (c) sale of additional shares of Class A Common Stock and delivery of the net cash proceeds thereof to VRM. As there is not enough cash proceeds in VRM MSP to pay the $0.7 billion, the unaudited pro formas assume that approximately 68.8 million Up-C Units are exchanged into Class A Common Stock and then sold in exchange for $687.5 million in cash. That cash is contributed by the MSP Principals into the Post-Combination Company and the Post-Combination Company uses the cash to settle that portion of the consideration. The 68.8 million Class V Common Stock included in the 68.8 million Up-C Units sold are therefore shown in the unaudited pro forma capitalization table herein as belonging to a party defined as “Class V - Other” versus to the MSP Principals.

There is no “MSP Recovery As Adjusted” for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021. There is no amortization of the assets acquired from Series MRCS. For the asset acquired from VRM MSP, there would be a statement of operations impact based on the excess of proceeds received (or receivable) over the portion of the financial asset deemed to be recovered which will be recognized as income in the same period. For the periods included herein, there was no such difference to be reflected.

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

(a)	Reflects balance sheet reclassifications for presentation alignment between MSP Recovery and LCAP;

(b)

Reflects the redemption of 10,870,963 shares of Class A Common Stock for $109.8 million in connection with the Company stockholder vote to approve the Business Combination and $0.4 million of cash added to the trust account subsequent to March 31, 2022 related to the extension vote payments and reclassification of cash and investments held in the Trust Account that becomes available to fund the Business Combination;

(c)	Reflects the reclassification of common stock subject to possible redemption to permanent equity at $0.0001 par value;

(d)	Reflects the reclassification of Initial Stockholder shares from Class B Common Stock to Class A Common Stock at the Closing;

(e)

Reflects the settlement of $84.7 million of estimated transaction costs expenses expected to be incurred for the Business Combination, of which $14.4 million was already paid as of March 31, 2022 and $5.3 million was already expensed as of March 31, 2022. Included in the amount that remains to be settled is $8.1 million for the settlement of LCAP’s deferred underwriting fee payable incurred during LCAP’s initial public offering due upon completion of the Business Combination, settlement of costs accrued as of the balance sheet date, costs that will be prepaid at the Closing of the Business Combination, estimated costs for advisory, legal, and other fees that can be deducted against additional paid in capital including those capitalized as prepaids and other current assets, estimates costs that will be expensed as incurred, and estimated costs to be offset against the net equity of LCAP at the Closing;

(f)

Reflects the reclassification of the historical accumulated deficit of LCAP to additional paid in capital as part of the reverse recapitalization, which includes the accumulated deficit of LCAP and transaction related costs incurred by LCAP;

(g)

Reflects the net deferred tax liability related to an outside basis difference. A corporation that owns a partnership is required to record the deferred tax related to its outside basis difference, which reflects the book basis compared to tax basis in the investment in the partnership. The actual liability may change based on the facts and circumstances at the time of recording the liability in the books and records of the Post-Combination Company;

(h)

Reflects the issuance of 11.8 million shares of Class A Common Stock underlying LCAP’s Public Warrants and Private Warrants as they are expected to be in the money as of Closing when the exercise price is expected to be reduced from $11.50 per warrant to $0.0001 after giving effect to the issuance of the New Warrants, pursuant to the terms of the Existing Warrant Agreement. As such, the pro forma financial statements assume that the exercise price falls to $0.0001, and accordingly that 100% of the Public Warrants and Private Warrants are redeemed for shares of Class A Common Stock when such warrants become exercisable;

(i)

Reflects the recapitalization of MSP’s equity and issuance of 2,705.5 million shares of Class V Common Stock as consideration for the reverse recapitalization and 533.5 million shares of Class V Common Stock in connection with the purchase of assets from VRM and Series MRCS, respectively, at $0.0001 par value. The aggregate consideration of 3.25 billion Up-C Units or shares of Class A Common Stock that is payable to the Members in connection with the Business Combination includes 6.0 million Up-C Units or shares of Class A Common Stock that will be held in escrow to satisfy each of MSP and the Members’ potential indemnification obligations under the MIPA and released for distribution to the Members on the first anniversary of the Closing, 68.8 million Up-C Units that may be sold to satisfy the VRM Full Return discussed in Note 3, and 20.0 million Up-C Units to be paid in connection with the Virage Exclusivity Termination. The 533.5 million shares and 20.0 million shares can be in the form of Up-C Units or shares of Class A Common Stock for the purchase of assets from VRM and Series MRCS as discussed in Note 3, and the Virage Exclusivity Termination, respectively. The unaudited pro forma condensed combined balance sheet assumes that consideration will in the form of Up-C Units only;

(j)

Reflects cash raised from a loan from Messrs. Ruiz and Quesada (or one of their affiliates) at the Closing. The loan will have an annual interest rate of 4% and will mature on the day that is six months from the Closing Date (or, if such day is not a Business Day, the next Business Day). The maturity date may be extended, at the option of the borrower, for up to three successive six month periods (for a total of 24 months). The loan will be prepayable by the borrower at any time, without prepayment penalties, fees or other expenses. The adjustment reflects the maximum amount available to be loaned from the Service Fee Account as of March 31, 2022; and

(k)

Reflects the recognition of 99.4% non-controlling interests as a result of the Up-C structure. The Post-Combination Company will hold all of the voting Class A Units of Opco, whereas the Members (or their designees) will hold all of the non-voting economic Class B Units of Opco (these Class B Units represent the non-controlling interest in Opco). The ownership percentage of Class V Common Stock held in the Post-Combination Company by the Members (or their designees) will be equivalent to the number of Class B Units held in Opco, and as such, the non-controlling interest in Opco is 99.4%, which is equivalent to the Class V Common Stock ownership percentage shown in the capitalization table above.

(l)

Reflects the purchase of 1.1 million shares by an affiliate of Cantor Fitzgerald & Co. (“Cantor”) through the OTC Equity Prepaid Forward Transaction (the “FEF Agreement”) entered into with LCAP from public stockholders of LCAP who have elected to redeem their shares shares of Class A Common Stock of LCAP. Per the FEF Agreement, MSP will deposit cash into a dedicated escrow account equal to the aggregate per share purchase price at or below the redemption price of such shares purchased in the open market by Cantor. Cantor may sell the shares at its sole discretion in one or more transactions. In addition, Cantor has agreed to (i) transfer to MSP for cancellation any warrants to purchase shares received as a result of being the stockholder of record of a share as of the close of business on the closing date of the Business Combination following the redemption, pursuant to the previously announced and declared LCAP dividend, and (ii) waive any redemption right that would require the redemption of the shares in exchange for a pro rata amount of the funds held in LCAP’s trust account. As a result 133,291,502 of the New Warrants will be transferred to MSP for cancellation.

(m)	Reflects the derivative liability due to the difference in the redemption price and the share price as of the Closing Date of May 23, 2022 related to the FEF shares noted in tickmark l.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 are as follows:

(aa)	Reflects the elimination of interest income earned on the Trust Account;

(bb)	Reflects the elimination of the LCAP administrative service fee paid to the Sponsor that will cease upon the Closing;

(cc)

Reflects the portion of MSP estimated transaction costs for the Business Combination not eligible for capitalization. Transaction costs are reflected as if incurred on January 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma combined and consolidated statement of operations. This is a non-recurring item;

(dd)

Reflects the income tax effect of pro forma adjustments using the current federal corporate tax rate of 21% for the three months ended March 31, 2022 and the year ended December 31, 2021, respectively. In the historical periods, neither entity was subject to taxes and as such for pro forma purposes, it is assumed that the combined company would be subject to at least the minimum federal corporate statutory rate;

(ee)

Reflects the recognition of net income attributable to the 99.4%. The Post-Combination Company will hold all of the voting Class A Units of Opco, whereas the Members (or their designees) will hold all of the non-voting economic Class B Units of Opco (these Class B Units represent the non-controlling interest in Opco). The ownership percentage of Class V Common Stock held in the Post-Combination Company by the Members (or their designees) will be equivalent to the number of Class B Units held in Opco, and as such, the non-controlling interest in Opco is 99.4%, which is equivalent to the Class V Common Stock ownership percentage shown in the capitalization table above. For the periods presented, pro forma net income (loss) of OpCo is allocated to the non-controlling interest based on the pro-rata non-controlling interest percentage. The pro forma net income (loss) of OpCo is substantially consistent with the pro forma consolidated net income (loss) before income taxes, except for certain registrant expenses, including the operating and formation costs of LCAP, and transaction-related expenses allocated to the issuance of the warrants; and

(ff)	Reflects interest expense related to member loans as noted in tickmark j.

5. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined loss per share for the three months ended March 31, 2022 and for year ended December 31, 2021 is outlined below:

	Pro Forma Combined
(in thousands, except share and per share data)	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Pro forma net loss attributable to Stockholders	$(2,372)	$(3,717)
Pro forma weighted average Class A Common Stock outstanding - basic and diluted	19,407,668	19,407,668
Pro forma Class A Common Stock net loss per share	$(0.12)	$(0.19)

Pro forma weighted average Class A Common Stock outstanding - basic and diluted
Class A - LCAP Public Stockholders	1,832,668	1,832,668
Class A - LCAP Initial Stockholders	5,750,000	5,750,000
Class A - LCAP Private and Public Warrants	11,825,000	11,825,000

Total LCAP	19,407,668	19,407,668

Total Shares at Closing(1)(2)(3)	19,407,668	19,407,668

(1)

Excludes the 3,250,000,000 shares of Class V Common Stock issued for consideration to the Members for this Business Combination and probable VRM MSP and Series MRCS asset acquisitions as those shares are non-economic and as such are excluded from the earnings per share calculation. Each Up-C Unit, which consists of one share of Class V Common Stock and one Class B Unit, may be exchanged for either, at LCAP’s option, (a) cash or (b) one share of Class A Common Stock, subject to the provisions set forth in the LLC Agreement.

(2)

Shares include the 11,825,000 Class A Common Stock underlying LCAP’s Public Warrants and Private Warrants as they are expected to be in the money as of Closing when the exercise price could be reduced from $11.50 per warrant to $0.0001 after giving effect to the issuance of the New Warrants. As such, it is assumed that the exercise price falls to less than $11.50 and 100% of the warrants are redeemed for LCAP Class A Common Stock.

(3)

Shares exclude approximately 1,029,000,000 shares of Class A Common Stock underlying approximately 1,029,000,000 New Warrants that will be issued at Closing to the holders of record of Class A Common Stock on the Closing Date on a pro rata basis after giving effect to any redemptions by holders of Class A Common Stock and the waiver of the right, title and interest in, to or under, participation in any such dividend by the Members, on behalf of themselves and any of their designees. These are considered out of the money as the exercise price of $11.50 per warrant is higher than the current LCAP stock price. Such amounts were affected by the level of redemptions by Public Stockholders and the exercise of New Warrants. See “Summary—Ownership of the Post-Combination Company.”